Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Golden Minerals Company and subsidiaries of our report dated February 28, 2019, relating to the consolidated financial statements, which appears in Golden Minerals Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Denver, Colorado

December 5, 2019